Camden National Corporation Reports 2014
Loan Growth of 12% and EPS Growth of 10%

CAMDEN, Maine, January 27, 2015/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”), a $2.8 billion bank holding company headquartered in Camden, Maine, reported net income for the fourth quarter of 2014 of $6.1 million and diluted earnings per share ("EPS") of $0.82, representing a 38% increase in earnings and a 41% increase in EPS compared to the fourth quarter of 2013.

Net income for the year ended December 31, 2014 of $24.6 million and EPS of $3.28, represents an 8% increase in earnings and a 10% increase in EPS compared to the year ended 2013. Camden National's return on equity and return on assets for the year ended December 31, 2014 was 10.37% and 0.92%, respectively.

“The past few years we have focused on several strategic initiatives to reshape our organization for the future to meet the needs of our customers and shareholders,” said Gregory A. Dufour, president and chief executive officer. “We've successfully executed large scale investments — including the acquisition of 14 branches in 2012, the divestiture of five branches in 2013, and the opening of a commercial loan production office in Manchester, New Hampshire in 2014 — while providing consistent earnings and EPS growth to our shareholders," added Dufour. "Loan growth of 12% in 2014 demonstrates our commitment to growing market share through expansion and hiring seasoned lenders."

Fourth Quarter 2014 Highlights

•	EPS Growth — Fourth quarter 2014 EPS increased $0.09 per share, or 12%, compared to adjusted[1] EPS for the same period of 2013.

•	Dividend Increase — The Company declared an 11% increase in its fourth quarter 2014 dividend to $0.30 per share payable to shareholders in January 2015.

•	Continued Loan Growth — Fourth quarter 2014 loan growth of $46.4 million capped-off strong loan growth for 2014 of 12%.

•
FAME Bank of the Year — The Company was named the "Financial Institution of the Year" for the fifth time in the past six years by the Finance Authority of Maine ("FAME"). This award is in recognition of our commitment to the business community and the economic development of Maine.

Balance Sheet
Total assets increased $186.0 million, or 7%, over last year to $2.8 billion at December 31, 2014. Loan growth of $192.2 million fueled the increase, led by the commercial real estate and commercial portfolios. The commercial real estate and commercial portfolios increased $99.6 million and $78.3 million, respectively, in 2014, while the retail portfolio saw more modest growth of $14.3 million over the same period.
The Company's loan growth is, in part, the return on our investment made in 2012 – acquiring 14 branches and approximately $300 million of deposits – providing us a larger presence in Maine's prominent markets. That investment was complemented by the hiring of several seasoned commercial and retail lenders, the opening of a loan production office in Manchester, New Hampshire, and deepening our credit underwriting and administration talent.
Total liabilities at December 31, 2014 were $2.5 billion, representing a $172.0 million, or 7%, increase from December 31, 2013. Core deposits (demand, interest checking, savings, and money market) increased $25.8 million, while brokered deposits and borrowings increased $118.4 million and $46.9 million, respectively, to support our loan growth.

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1 "Adjusted" excludes (i) the operating results for the five Franklin County branches divested in the fourth quarter of 2013, including the gain recognized on the branch divestiture, (ii) the goodwill impairment recorded in the fourth quarter of 2013, and (iii) the branch acquisition and divestiture costs incurred in 2013. Please refer to "Reconciliation of non-GAAP to GAAP Financial Measures".

Fourth Quarter 2014 Operating Results
Net income and EPS for the fourth quarter of 2014 of $6.1 million and $0.82 per share increased $553,000, or 10%, and $0.09 per share, or 12%, respectively, compared to the adjusted net income and adjusted EPS for the same period of 2013.
Net interest income for the fourth quarter of 2014 was $19.3 million, representing a $949,000, or 5%, increase compared to adjusted net interest income for the same period last year. The increase was driven by average loan growth (excluding the five Franklin County branches) of $171.8 million, or 11%, and was partially offset by a 3 basis point decrease in net interest margin on a fully-taxable basis to 3.06%.
Non-interest income for the fourth quarter of 2014 was $6.2 million, representing a $331,000, or 6%, increase compared to adjusted non-interest income for the same period last year. The increase was primarily attributable to $284,000 of income recognized in the fourth quarter of 2014 on loan interest rate swap transactions that enable our commercial customers to lock into a long-term fixed rate while providing us with the flexibility of a variable rate to manage our interest rate exposure.
Non-interest expense for the fourth quarter of 2014 was $16.3 million, representing a $286,000, or 2%, increase compared to adjusted non-interest expense for the same period last year, primarily driven by increases in customer-facing and internal technology infrastructure of $205,000, personnel costs of $166,000, and marketing costs of $132,000, partially offset by lower foreclosure and collection costs of $183,000 as asset quality improved throughout 2014.

Fiscal Year 2014 Operating Results
Net income and EPS for the year ended December 31, 2014 of $24.6 million and $3.28 per share increased $994,000, or 4%, and $0.21 per share, or 7%, respectively, compared to the adjusted net income and adjusted EPS for the year ended December 31, 2013.
Net interest income for the year ended December 31, 2014 of $76.3 million increased $2.1 million, or 3%, compared to adjusted net interest income for the year ended December 31, 2013. The increase is driven by average loan growth (excluding the five Franklin County branches) of $136.4 million, or 9%, and is partially offset by a 9 basis points decrease in net interest margin on a fully-taxable basis to 3.11%.
Non-interest income for the year ended December 31, 2014 of $24.3 million decreased $166,000, or 1%, compared to adjusted non-interest income for the year ended December 31, 2013. The decrease was driven by: (i) a $1.1 million decrease in mortgage banking income due to minimal loan sales in 2014; and (ii) $334,000 less investment gains; partially offset by an increase in: (a) loan interest rate swap income of $480,000; (b) fiduciary income of $238,000; and (c) an increase in service charges and other fees on deposit accounts of $174,000 (excluding the five Franklin County branches).
Non-interest expense for the year ended December 31, 2014 of $62.4 million increased $331,000 compared to adjusted non-interest expense for the year ended December 31, 2013, primarily driven by increases in personnel costs of $574,000, and customer-facing and internal technology infrastructure of $407,000, partially offset by a receivable write-down of $348,000 that occurred in 2013, and lower net occupancy costs of $221,000.

Asset Quality
Our asset quality metrics as of and for the year ended December 31, 2014 continue to trend favorably compared to a year ago as:

•	Non-performing loans to total loans decreased 61 basis points to 1.19%.

•	Non-performing assets to total assets decreased 36 basis points to 0.82%.

•	Year-to-date net charge offs to average loans as of December 31, 2014 were 0.16%, representing a decrease of 6 basis points compared to the same period in 2013.

•	Loans 30-89 days past due to total loans at December 31, 2014 were 0.18%, representing a decrease of 20 basis points since December 31, 2013.
While asset quality improved compared to a year ago, the provision for credit losses for the year ended December 31, 2014 increased $192,000, or 9%, compared to the same period last year primarily due to loan growth of 12%. The steady improvement in the Company's asset quality metrics reflects the modest improvement in Maine's economy throughout 2014 and continued resolution of foreclosure properties.

Dividends and Capital
The Company's board of directors approved an 11% dividend increase in the fourth quarter of 2014. A dividend of $0.30 per share, payable on January 30, 2015, will be issued to shareholders of record as of January 16, 2015. This distribution represents an annualized dividend yield of 3.01%, based on the December 31, 2014 closing price of Camden National's common stock at $39.84 per share as reported on NASDAQ.
The Company's total risk-based capital ratio, Tier I risk-based capital ratio, and Tier I leverage capital ratio was 15.16%, 13.97%, and 9.26%, respectively, at December 31, 2014. The Company and its wholly-owned subsidiary, Camden National Bank, exceeded the minimum total and Tier I risk-based capital ratios of 10% and 6%, respectively, and the minimum Tier I leverage capital ratio of 5% required by the Federal Reserve for an institution to be considered “well capitalized”.

Annual Meeting
Camden National Corporation has scheduled its annual meeting of shareholders for Tuesday, April 28, 2015, at 3:00 p.m. local time, at Point Lookout Resort and Conference Center, 67 Atlantic Highway, Lincolnville, Maine 04849. The date for determining the Company's shareholders of record for the annual meeting is March 2, 2015.

About Camden National Corporation
Camden National Corporation is the holding company employing more than 480 Maine residents for two financial services companies including Camden National Bank and the wealth management company, Acadia Trust, N.A. Camden National Bank is a full-service community bank with a network of 44 banking offices throughout Maine and a commercial loan office in Manchester, New Hampshire. Acadia Trust offers investment management and fiduciary services with offices in Portland, Bangor and Ellsworth. Located at Camden National Bank, Camden Financial Consultants offers full-service brokerage and insurance services. Learn more at www.CamdenNational.com. Member FDIC.

Forward-Looking Statements
This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections, and statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “plan,” “target,” or “goal,” or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Camden National. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Camden National to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.
Some of the factors that might cause these differences include, but are not limited to, the following: weakness in the United States economy in general and the regional and local economies within the New England region and Maine, which could result in a deterioration of credit quality, an increase in the allowance for loan losses, or a reduced demand for the Company's credit or fee-based products and services; changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; competitive pressures, including continued industry consolidation and the increased financial services provided by non-banks; volatility in the securities markets that could adversely affect the value or credit quality of the Company's assets, impairment of goodwill, the availability and terms of funding necessary to meet the Company's liquidity needs, and could lead to impairment in the value of securities in the Company's investment portfolio; changes in information technology that require increased capital spending; changes in consumer spending and savings habits; changes in tax, banking, securities and insurance laws and regulations including laws and regulations; and changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as Financial Accounting Standards Board, and other accounting standard setters. Additional factors that could also cause results to differ materially from those described above can be found in the Company's Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.
These forward-looking statements were based on information, plans and estimates at the date of this press release, and Camden National does not promise and assumes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Use of Non-GAAP Financial Measures
In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures, such as the efficiency ratio, tangible equity to tangible assets ratio, return on average tangible equity ratio, tangible book value per share, tax-equivalent net interest income, and normalized operating results. Management believes these non-GAAP financial measures help investors in understanding the Company's operating performance and trends and allow for better performance comparisons to other banks. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP financial measures, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other financial institutions. Reconciliations to the comparable GAAP financial measure can be found within this document.

Annualized Data
Certain returns, yields, and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full year or year-over-year amounts.

Selected Financial Data (unaudited)

	Three Months Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Selected Financial and Per Share Data:
Return on average assets	0.88%	0.68%	0.92%	0.88%
Return on average equity	9.92%	7.46%	10.37%	9.74%
Return on average tangible equity (non-GAAP) (1)	12.75%	16.12%	13.46%	14.55%
Tangible equity to tangible assets (non-GAAP) (1)	7.18%	7.12%	7.18%	7.12%
Efficiency ratio (non-GAAP) (1)	63.24%	65.79%	61.58%	62.78%
Net interest margin	3.06%	3.09%	3.11%	3.20%
Tier I leverage capital ratio	9.26%	9.43%	9.26%	9.43%
Tier I risk-based capital ratio	13.97%	15.20%	13.97%	15.20%
Total risk-based capital ratio	15.16%	16.45%	15.16%	16.45%
Basic earnings per share	$0.82	$0.58	$3.29	$2.98
Diluted earnings per share	$0.82	$0.58	$3.28	$2.97
Cash dividends declared per share	$0.30	$0.27	$1.11	$1.08
Book value per share	$33.01	$30.49	$33.01	$30.49
Tangible book value per share (non-GAAP) (1)	$26.52	$23.98	$26.52	$23.98
Weighted average number of common shares outstanding	7,424,319	7,628,871	7,450,980	7,634,455
Diluted weighted average number of common shares outstanding	7,447,550	7,664,795	7,470,593	7,653,270
(1) Please see "Reconciliation of non-GAAP to GAAP Financial Measures".

Consolidated Statement of Condition Data

(In Thousands, Except Number of Shares)	December 31, 2014 (unaudited)	December 31, 2013
ASSETS
Cash and due from banks	$60,813	$51,355
Securities:
Available-for-sale securities, at fair value	763,063	808,477
Held-to-maturity securities, at amortized cost	20,179	—
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	20,391	19,724
Total securities	803,633	828,201
Trading account assets	2,457	2,488
Loans	1,772,610	1,580,402
Less: allowance for loan losses	(21,116)	(21,590)
Net loans	1,751,494	1,558,812
Bank-owned life insurance	57,800	46,363
Goodwill and other intangible assets	48,171	49,319
Premises and equipment, net	23,886	25,727
Deferred tax assets	14,434	16,047
Interest receivable	6,017	5,808
Other real estate owned	1,587	2,195
Other assets	19,561	17,514
Total assets	$2,789,853	$2,603,829
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Demand	$263,013	$241,866
Interest checking	480,521	453,909
Savings and money market	653,708	675,679
Certificates of deposit	317,123	343,034
Brokered deposits	217,732	99,336
Total deposits	1,932,097	1,813,824
Federal Home Loan Bank advances	56,039	56,112
Other borrowed funds	476,939	430,058
Junior subordinated debentures	44,024	43,922
Accrued interest and other liabilities	35,645	28,817
Total liabilities	2,544,744	2,372,733
Shareholders’ Equity
Common stock, no par value: authorized 20,000,000 shares, issued and outstanding 7,426,222 and 7,579,913 shares on December 31, 2014 and 2013, respectively	41,555	47,783
Retained earnings	211,979	195,660
Accumulated other comprehensive loss:
Net unrealized losses on securities available-for-sale, net of tax	(319)	(7,964)
Net unrealized losses on derivative instruments, net of tax	(5,943)	(2,542)
Net unrecognized losses on postretirement plans, net of tax	(2,163)	(1,841)
Total accumulated other comprehensive loss	(8,425)	(12,347)
Total shareholders’ equity	245,109	231,096
Total liabilities and shareholders’ equity	$2,789,853	$2,603,829

Consolidated Statements of Income Data (unaudited)

	Three Months Ended December 31,
(In Thousands, Except Number of Shares and Per Share Data)	2014	2013
Interest Income
Interest and fees on loans	$18,005	$16,938
Interest on U.S. government and sponsored enterprise obligations	3,868	4,146
Interest on state and political subdivision obligations	329	281
Interest on federal funds sold and other investments	115	54
Total interest income	22,317	21,419
Interest Expense
Interest on deposits	1,589	1,646
Interest on borrowings	829	785
Interest on junior subordinated debentures	638	638
Total interest expense	3,056	3,069
Net interest income	19,261	18,350
Provision for (release of) credit losses	545	(6)
Net interest income after provision for (release of) credit losses	18,716	18,356
Non-Interest Income
Service charges on deposit accounts	1,540	1,551
Other service charges and fees	1,552	1,461
Income from fiduciary services	1,244	1,184
Brokerage and insurance commissions	388	522
Bank-owned life insurance	462	324
Mortgage banking income, net	85	155
Gain on branch divestiture	—	2,742
Other income	925	675
Total non-interest income	6,196	8,614
Non-Interest Expenses
Salaries and employee benefits	8,310	8,172
Furniture, equipment and data processing	2,080	1,848
Net occupancy	1,230	1,248
Consulting and professional fees	600	701
Other real estate owned and collection costs	624	807
Regulatory assessments	505	503
Amortization of intangible assets	287	287
Goodwill impairment	—	2,830
Branch acquisition and divestiture costs	—	95
Other expenses	2,665	2,495
Total non-interest expenses	16,301	18,986
Income before income taxes	8,611	7,984
Income Taxes	2,523	3,560
Net income	$6,088	$4,424
Per Share Data
Basic earnings per share	$0.82	$0.58
Diluted earnings per share	$0.82	$0.58

Consolidated Statements of Income Data

	Year Ended December 31,
(In Thousands, Except Number of Shares and Per Share Data)	2014 (unaudited)	2013
Interest Income
Interest and fees on loans	$70,654	$70,262
Interest on U.S. government and sponsored enterprise obligations	16,118	16,587
Interest on state and political subdivision obligations	1,256	1,170
Interest on federal funds sold and other investments	393	198
Total interest income	88,421	88,217
Interest Expense
Interest on deposits	6,267	7,073
Interest on borrowings	3,329	3,137
Interest on junior subordinated debentures	2,532	2,532
Total interest expense	12,128	12,742
Net interest income	76,293	75,475
Provision for credit losses	2,220	2,028
Net interest income after provision for credit losses	74,073	73,447
Non-Interest Income
Service charges on deposit accounts	6,229	6,740
Other service charges and fees	6,136	5,971
Income from fiduciary services	4,989	4,751
Brokerage and insurance commissions	1,766	1,697
Bank-owned life insurance	1,437	1,310
Mortgage banking income, net	282	1,406
Net gain on sale of securities	451	785
Gain on branch divestiture	—	2,742
Other income	3,044	2,399
Total non-interest income	24,334	27,801
Non-Interest Expenses
Salaries and employee benefits	32,669	32,609
Furniture, equipment and data processing	7,316	7,051
Net occupancy	5,055	5,449
Consulting and professional fees	2,368	2,337
Other real estate owned and collection costs	2,289	2,162
Regulatory assessments	1,982	1,997
Amortization of intangible assets	1,148	1,150
Goodwill impairment	—	2,830
Branch acquisition and divestiture costs	—	374
Other expenses	9,570	10,374
Total non-interest expenses	62,397	66,333
Income before income taxes	36,010	34,915
Income Taxes	11,440	12,132
Net income	$24,570	$22,783
Per Share Data
Basic earnings per share	$3.29	$2.98
Diluted earnings per share	$3.28	$2.97

Quarterly Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or For The Three Months Ended
	December 31, 2014			December 31, 2013
(In Thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Securities - taxable	$754,660	$3,959	2.10%	$777,821	$4,181	2.15%
Securities - nontaxable(1)	40,913	506	4.94%	29,748	432	5.81%
Trading account assets	2,418	25	4.07%	2,406	20	3.27%
Loans(2):
Residential real estate	581,225	6,025	4.15%	569,095	5,994	4.21%
Commercial real estate	617,105	6,894	4.37%	523,855	6,206	4.64%
Commercial(1)	232,231	2,252	3.79%	169,067	1,786	4.13%
Municipal(1)	11,687	107	3.65%	9,828	108	4.37%
Consumer	291,435	2,869	3.91%	293,041	2,881	3.90%
Total loans	1,733,683	18,147	4.14%	1,564,886	16,975	4.29%
Total interest-earning assets	2,531,674	22,637	3.54%	2,374,861	21,608	3.61%
Cash and due from banks	45,270			42,725
Other assets	174,524			168,361
Less: allowance for loan losses	(21,440)			(22,181)
Total assets	$2,730,028			$2,563,766

Liabilities & Shareholders' Equity
Deposits:
Demand	$282,333	$—	—	$261,328	$—	—
Interest checking	479,685	88	0.07%	464,441	81	0.07%
Savings	260,020	38	0.06%	238,290	34	0.06%
Money market	403,749	291	0.29%	431,205	310	0.28%
Certificates of deposit	319,752	780	0.97%	351,035	873	0.99%
Total deposits	1,745,539	1,197	0.27%	1,746,299	1,298	0.29%
Borrowings:
Brokered deposits	191,292	392	0.81%	119,055	348	1.16%
Junior subordinated debentures	44,012	638	5.75%	43,909	638	5.76%
Other borrowings	473,409	829	0.69%	389,319	785	0.80%
Total borrowings	708,713	1,859	1.04%	552,283	1,771	1.27%
Total funding liabilities	2,454,252	3,056	0.49%	2,298,582	3,069	0.53%
Other liabilities	32,178			29,842
Shareholders' equity	243,598			235,342
Total liabilities & shareholders' equity	$2,730,028			$2,563,766

Net interest income (fully-taxable equivalent)		19,581			18,539
Less: fully-taxable equivalent adjustment		(320)			(189)
Net interest income		$19,261			$18,350

Net interest rate spread (fully-taxable equivalent)			3.05%			3.08%
Net interest margin (fully-taxable equivalent)			3.06%			3.09%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35.0%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Year-to-Date Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or For The Year Ended
	December 31, 2014 (unaudited)			December 31, 2013
(In Thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Securities - taxable	$770,202	$16,474	2.14%	$772,095	$16,751	2.17%
Securities - nontaxable(1)	37,499	1,932	5.15%	30,672	1,799	5.87%
Trading account assets	2,405	36	1.50%	2,295	34	1.48%
Loans(2):
Residential real estate	571,593	24,036	4.21%	571,291	25,209	4.41%
Commercial real estate	594,224	26,976	4.54%	515,501	24,764	4.80%
Commercial(1)	211,722	8,346	3.94%	173,933	7,591	4.36%
Municipal(1)	13,794	486	3.52%	11,799	508	4.31%
Consumer	289,964	11,292	3.89%	308,335	12,369	4.01%
Total loans	1,681,297	71,136	4.23%	1,580,859	70,441	4.46%
Total interest-earning assets	2,491,403	89,578	3.60%	2,385,921	89,025	3.73%
Cash and due from banks	44,276			43,879
Other assets	168,799			167,557
Less: allowance for loan losses	(21,691)			(22,968)
Total assets	$2,682,787			$2,574,389

Liabilities & Shareholders' Equity
Deposits:
Demand	$251,609	$—	—	$241,520	$—	—
Interest checking	465,740	325	0.07%	476,448	324	0.07%
Savings	250,148	142	0.06%	237,110	133	0.06%
Money market	413,712	1,206	0.29%	442,908	1,346	0.30%
Certificates of deposit	328,887	3,116	0.95%	387,816	3,856	0.99%
Total deposits	1,710,096	4,789	0.28%	1,785,802	5,659	0.32%
Borrowings:
Brokered deposits	157,265	1,478	0.94%	118,423	1,414	1.19%
Junior subordinated debentures	43,973	2,532	5.76%	43,871	2,532	5.77%
Other borrowings	504,803	3,329	0.66%	360,948	3,137	0.87%
Total borrowings	706,041	7,339	1.04%	523,242	7,083	1.35%
Total funding liabilities	2,416,137	12,128	0.50%	2,309,044	12,742	0.55%
Other liabilities	29,801			31,457
Shareholders' equity	236,849			233,888
Total liabilities & shareholders' equity	$2,682,787			$2,574,389

Net interest income (fully-taxable equivalent)		77,450			76,283
Less: fully-taxable equivalent adjustment		(1,157)			(808)
Net interest income		$76,293			$75,475

Net interest rate spread (fully-taxable equivalent)			3.10%			3.18%
Net interest margin (fully-taxable equivalent)			3.11%			3.20%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35.0%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Asset Quality Data (unaudited)
(In Thousands)	At or For The Year Ended December 31, 2014	At or For The Nine Months Ended September 30, 2014	At or For The Six Months Ended June 30, 2014	At or For The Three Months Ended March 31, 2014	At or For The Year Ended December 31, 2013
Non-accrual loans:
Residential real estate	$6,056	$7,098	$7,887	$9,125	$10,520
Commercial real estate	7,043	5,707	6,282	8,278	7,799
Commercial	1,529	3,051	3,840	1,935	2,146
Consumer	2,011	2,169	2,575	2,457	2,012
Total non-accrual loans	16,639	18,025	20,584	21,795	22,477
Loans 90 days past due and accruing	—	—	109	50	455
Renegotiated loans not included above	4,539	5,198	5,379	5,413	5,468
Total non-performing loans	21,178	23,223	26,072	27,258	28,400
Other real estate owned:
Residential real estate	575	554	912	1,035	1,044
Commercial real estate	1,012	1,012	1,305	1,677	1,151
Total other real estate owned	1,587	1,566	2,217	2,712	2,195
Total non-performing assets	$22,765	$24,789	$28,289	$29,970	$30,595
Loans 30-89 days past due:
Residential real estate	$1,303	$880	$1,800	$1,349	$1,551
Commercial real estate	381	1,675	1,151	1,716	2,595
Commercial	656	2,027	466	1,007	313
Consumer	891	2,015	569	632	1,571
Total loans 30-89 days past due	$3,231	$6,597	$3,986	$4,704	$6,030
Allowance for loan losses at the beginning of the period	$21,590	$21,590	$21,590	$21,590	$23,044
Provision for loan losses	2,224	1,675	1,141	492	2,052
Charge-offs:
Residential real estate	785	370	361	183	1,059
Commercial real estate	361	276	176	171	952
Commercial	1,544	1,201	526	219	1,426
Consumer	754	371	146	76	837
Total charge-offs	3,444	2,218	1,209	649	4,274
Total recoveries	746	538	383	237	768
Net charge-offs	2,698	1,680	826	412	3,506
Allowance for loan losses at the end of the period	$21,116	$21,585	$21,905	$21,670	$21,590
Components of allowance for credit losses:
Allowance for loan losses	$21,116	$21,585	$21,905	$21,670	$21,590
Liability for unfunded credit commitments	17	21	16	22	21
Allowance for credit losses	$21,133	$21,606	$21,921	$21,692	$21,611
Ratios:
Non-performing loans to total loans	1.19%	1.35%	1.54%	1.68%	1.80%
Non-performing assets to total assets	0.82%	0.90%	1.05%	1.13%	1.18%
Allowance for credit losses to total loans	1.19%	1.25%	1.29%	1.34%	1.37%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.23%	0.20%	0.10%	0.10%	0.27%
Year-to-date	0.16%	0.13%	0.10%	0.10%	0.22%
Allowance for credit losses to non-performing loans	99.79%	93.04%	84.08%	79.58%	76.09%
Loans 30-89 days past due to total loans	0.18%	0.38%	0.23%	0.29%	0.38%

Reconciliation of non-GAAP to GAAP Financial Measures
Efficiency Ratio. Camden National presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is non-interest expense divided by net interest income plus non-interest income from the consolidated statements of income. The non-GAAP efficiency ratio excludes branch acquisition and divestiture costs and goodwill impairment from non-interest expense, excludes net gain on sale of securities and the gain on branch divestiture from non-interest income, and adds the tax-equivalent adjustment (assumed 35.0% tax rate) to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	Three Months Ended		Year Ended
(In Thousands)	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Non-interest expense, as presented	$16,301	$18,986	$62,397	$66,333
Less: branch acquisition and divestiture costs	—	95	—	374
Less: goodwill impairment	—	2,830	—	2,830
Adjusted non-interest expense	$16,301	$16,061	$62,397	$63,129

Net interest income, as presented	$19,261	$18,350	$76,293	$75,475
Add: effect of tax-exempt income	320	189	1,157	808
Non-interest income, as presented	6,196	8,614	24,334	27,801
Less: net gain on sale of securities	—	—	451	785
Less: gain on branch divestiture	—	2,742	—	2,742
Adjusted net interest income plus non-interest income	$25,777	$24,411	$101,333	$100,557
Non-GAAP efficiency ratio	63.24%	65.79%	61.58%	62.78%
GAAP efficiency ratio	64.03%	70.41%	62.01%	64.23%
Tax Equivalent Net Interest Income. The following table provides a reconciliation between tax-equivalent net interest income to GAAP net interest income using a 35.0% tax rate.

	Three Months Ended		Year Ended
(In Thousands)	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net interest income, as presented	$19,261	$18,350	$76,293	$75,475
Add: effect of tax-exempt income	320	189	1,157	808
Net interest income, tax equivalent	$19,581	$18,539	$77,450	$76,283
Return on Average Tangible Equity. Return on average tangible equity is the ratio of (i) net income, adjusted for tax-effected amortization of intangible assets, and goodwill impairment to (ii) average equity, adjusted for goodwill and other intangible assets. The following table reconciles the return on average tangible equity to GAAP return on average equity:

	Three Months Ended		Year Ended
(In Thousands)	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net income, as presented	$6,088	$4,424	$24,570	$22,783
Add: tax affected amortization of intangible assets	187	187	746	747
Add: goodwill impairment	—	2,830	—	2,830
Net income, adjusted	$6,275	$7,441	$25,316	$26,360
Average equity, as presented	243,598	235,342	236,849	233,888
Less: average goodwill and other intangibles	48,306	52,253	48,735	52,708
Average tangible equity	$195,292	$183,089	$188,114	$181,180
Return on average tangible equity	12.75%	16.12%	13.46%	14.55%
Return on average equity	9.92%	7.46%	10.37%	9.74%

Tangible Book Value Per Share. The following table provides a reconciliation between tangible book value per share and book value per share, which has been prepared in accordance with GAAP:

(In Thousands, Except Number of Shares and Per Share Data)	December 31, 2014	December 31, 2013
Shareholders' equity, as presented	$245,109	$231,096
Less: goodwill and other intangible assets	48,171	49,319
Tangible equity	$196,938	$181,777
Shares outstanding at period end	7,426,222	7,579,913
Tangible book value per share	$26.52	$23.98
Book value per share	$33.01	$30.49
Tangible Equity to Tangible Assets. The following table provides a reconciliation between tangible shareholders' equity to tangible assets and shareholders' equity to assets, which has been prepared in accordance with GAAP:

(In Thousands)	December 31, 2014	December 31, 2013
Shareholders' equity, as presented	$245,109	$231,096
Less: goodwill and other intangibles	48,171	49,319
Tangible equity	$196,938	$181,777
Total assets	$2,789,853	$2,603,829
Less: goodwill and other intangibles	48,171	49,319
Tangible assets	$2,741,682	$2,554,510
Tangible equity to tangible assets	7.18%	7.12%
Shareholders' equity to assets	8.79%	8.88%

Normalized Operating Results, as adjusted. The following tables provide a reconciliation of GAAP operating results (as reported) for the three months and year ended December 31, 2013 to normalized operating results, adjusted for non-recurring events in 2013. The Company utilizes such analysis when comparing its three months and year ended December 31, 2014 operating results to the same periods in 2013 as it believes it provides a more meaningful representation of current year performance.

The following non-recurring events were excluded from GAAP operating results for the three months and year ended December 31, 2013 in the tables below: (i) operating results from the five Franklin County divested branches; (ii) a $2.7 million gain on the divestiture of the five Franklin County branches, (iii) a $2.8 million goodwill impairment on its trust and financial services business line, and (iv) costs associated with the acquisition and divestiture of branches for the three months and year ended December 31, 2013 of $95,000 and $374,000, respectively.

	For The Three Months Ended December 31, 2013
(In Thousands, Except Per Share Data)	GAAP, as reported	Franklin County Operating Results	Goodwill Impairment	Branch Acquisition and Divestiture Costs	Normalized Operating Results, as adjusted
Net interest income	$18,350	$38	$—	$—	$18,312
Provision for (release of) credit losses	(6)	1	—	—	(7)
Non-interest income	8,614	2,749	—	—	5,865
Non-interest expense	18,986	46	2,830	95	16,015
Income before income taxes	7,984	2,740	(2,830)	(95)	8,169
Income taxes(1)	3,560	959	—	(33)	2,634
Net income	$4,424	$1,781	$(2,830)	$(62)	$5,535
Diluted EPS	$0.58	$0.23	(0.37)	$(0.01)	$0.73
(1) A 35% tax rate is assumed, with the exception of goodwill impairment as this was a non-taxable event.

	For The Year Ended December 31, 2013
(In Thousands, Except Per Share Data)	GAAP, as reported	Franklin County Operating Results	Goodwill Impairment	Branch Acquisition and Divestiture Costs	Normalized Operating Results, as adjusted
Net interest income	$75,475	$1,305	$—	$—	$74,170
Provision for credit losses	2,028	36	—	—	1,992
Non-interest income	27,801	3,301	—	—	24,500
Non-interest expense	66,333	1,063	2,830	374	62,066
Income before income taxes	34,915	3,507	(2,830)	(374)	34,612
Income taxes(1)	12,132	1,227	—	(131)	11,036
Net income	$22,783	$2,280	$(2,830)	$(243)	$23,576
Diluted EPS	$2.97	$0.30	(0.37)	$(0.03)	$3.07
(1) A 35% tax rate is assumed, with the exception of goodwill impairment as this was a non-taxable event.

CONTACT: Michael R. Archer, Vice President, Corporate Controller, Camden National Corporation, 207.230.2058, marcher@camdennational.com